                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com

Logitech Announces Q2 Fiscal Year 2026 Results
Operational Excellence and Strategic Priorities
Drive Strong Second Quarter

LAUSANNE, Switzerland, and SAN JOSE, Calif., Oct. 28, 2025 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2026.
•Sales were $1.19 billion, up 6 percent in US dollars and 4 percent in constant currency compared to Q2 of the prior year.
•GAAP gross margin was 43.4 percent, down 20 basis points compared to Q2 of the prior year. Non-GAAP gross margin was 43.8 percent, down 30 basis points compared to Q2 of the prior year.
•GAAP operating income was $191 million, up 19 percent compared to Q2 of the prior year. Non-GAAP operating income was $230 million, up 19 percent compared to Q2 of the prior year.
•GAAP earnings per share (EPS) was $1.15, up 21 percent compared to Q2 of the prior year. Non-GAAP EPS was $1.45, up 21 percent compared to Q2 of the prior year.
•Cash flow from operations was $229 million. The quarter-ending cash balance was $1.4 billion.
•The Company returned $340 million to shareholders through its annual dividend payment and share repurchases.
“We delivered another strong quarter, driving growth and excellent profitability through our strategic priorities,” said Hanneke Faber, Logitech chief executive officer. “We continue to demonstrate resilience in a challenging environment. In the quarter, we announced 16 new products, including the much-anticipated MX Master 4 mouse and a wide array of new Gaming products. We executed well across all regions, and saw strong demand growth across both B2B and consumer channels.”
“This quarter, our teams delivered outstanding operating income growth and continued to drive robust gross margins, thanks to disciplined operational execution and cost controls,” said Matteo Anversa, Logitech chief financial officer. “This strong performance shows our guiding principles in action, as we play offense, manage costs and remain agile in an uncertain environment.”

Outlook
Our financial outlook for the third quarter of FY26 reflects a pragmatic balance between the strong momentum of our business and the litany of uncertainties within the global economy:

Q3 FY26 outlook
Sales	$1,375 - $1,415 million
Sales growth (in US dollars, year over year)	3% - 6%
Sales growth (in constant currency, year over year)	1% - 4%
Non-GAAP operating income	$270 - $290 million

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q2 Fiscal Year 2026 on Tuesday, October 28, 2025 at 1:30 p.m. Pacific Daylight Time (PDT) and 09:30 p.m. Central European Time (CET).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q2 Fiscal Year 2026 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the third quarter of Fiscal Year 2026 non-GAAP outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2025; Q3 FY26 outlook, including for net sales and non-GAAP operating income, growth expectations, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs or other trade restrictions that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended September 30,		Six Months Ended September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2025	2024	2025	2024

Net sales	$1,186,056	$1,116,034	$2,333,759	$2,204,251
Cost of goods sold	669,418	627,491	1,336,010	1,247,008
Amortization of intangible assets	2,182	2,452	4,331	4,894
Gross profit	514,456	486,091	993,418	952,349

Operating expenses:
Marketing and selling	198,993	201,863	394,789	398,768
Research and development	76,110	76,205	150,697	151,512
General and administrative	41,802	44,173	83,599	81,631
Amortization of intangible assets and acquisition-related costs	1,818	2,725	4,464	5,428
Restructuring charges, net	4,442	229	6,484	615
Total operating expenses	323,165	325,195	640,033	637,954

Operating income	191,291	160,896	353,385	314,395
Interest income	11,828	14,637	23,057	30,427
Other income (expense), net	(64)	533	1,098	(1,365)
Income before income taxes	203,055	176,066	377,540	343,457
Provision for income taxes	32,385	30,583	60,855	56,141
Net income	$170,670	$145,483	$316,685	$287,316

Net income per share:
Basic	$1.16	$0.95	$2.15	$1.88
Diluted	$1.15	$0.95	$2.13	$1.86

Weighted average shares used to compute net income per share:
Basic	147,123	152,460	147,487	152,875
Diluted	148,422	153,672	148,731	154,320

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2025	2025

Current assets:
Cash and cash equivalents	$1,375,807	$1,503,205
Accounts receivable, net	703,895	454,546
Inventories	517,673	503,747
Other current assets	152,376	131,211
Total current assets	2,749,751	2,592,709

Non-current assets:
Property, plant and equipment, net	118,218	113,858
Goodwill	465,752	463,230
Other intangible assets, net	16,306	24,630
Other assets	357,198	344,077
Total assets	$3,707,225	$3,538,504

Current liabilities:
Accounts payable	$583,308	$414,586
Accrued and other current liabilities	698,055	686,503
Total current liabilities	1,281,363	1,101,089

Non-current liabilities:
Income taxes payable	103,206	88,483
Other non-current liabilities	239,643	221,512
Total liabilities	1,624,212	1,411,084

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 160,784 and 168,994 at September 30, 2025 and March 31, 2025, respectively	28,001	29,432
Additional paid-in capital	85,347	82,591
Shares in treasury, at cost Treasury shares: 13,889 and 20,485 at September 30, 2025 and March 31, 2025, respectively	(890,617)	(1,464,912)
Retained earnings	2,986,776	3,627,261
Accumulated other comprehensive loss	(126,494)	(146,952)
Total shareholders’ equity	2,083,013	2,127,420
Total liabilities and shareholders’ equity	$3,707,225	$3,538,504

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended September 30,		Six Months Ended September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2025	2024	2025	2024

Cash flows from operating activities:
Net income	$170,670	$145,483	$316,685	$287,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,871	14,597	30,935	29,103
Amortization of intangible assets	4,000	5,092	8,795	10,171
Loss on investments	104	413	497	1,599
Share-based compensation expense	30,312	26,469	63,140	49,874
Deferred income taxes	10,083	4,827	22,196	16,489
Other	13	81	(12)	57
Changes in assets and liabilities:
Accounts receivable, net	(69,092)	(27,616)	(235,859)	(81,568)
Inventories	(19,084)	(54,812)	(1,780)	(93,907)
Other assets	2,333	(2,666)	(17,484)	2,241
Accounts payable	30,416	(652)	165,419	108,376
Accrued and other liabilities	53,211	54,786	1,350	12,280
Net cash provided by operating activities	228,837	166,002	353,882	342,031
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,557)	(14,527)	(32,833)	(29,113)
Purchases of deferred compensation investments	(776)	(2,905)	(4,037)	(3,600)
Proceeds from sales of deferred compensation investments	1,821	1,561	3,559	2,299
Other investing activities	(682)	(96)	(983)	(912)
Net cash used in investing activities	(16,194)	(15,967)	(34,294)	(31,326)
Cash flows from financing activities:
Payment of cash dividends	(233,059)	(207,853)	(233,059)	(207,853)
Purchases of registered shares	(106,606)	(132,286)	(228,263)	(263,185)
Proceeds from exercises of stock options and purchase rights	18,451	15,617	21,713	20,235
Tax withholdings related to net share settlements of restricted stock units	(2,173)	(2,390)	(18,211)	(21,243)
Other financing activities	—	(2,908)	—	(2,908)
Net cash used in financing activities	(323,387)	(329,820)	(457,820)	(474,954)
Effect of exchange rate changes on cash and cash equivalents	(1,271)	8,681	10,834	6,683
Net decrease in cash and cash equivalents	(112,015)	(171,104)	(127,398)	(157,566)
Cash and cash equivalents, beginning of the period	1,487,822	1,534,380	1,503,205	1,520,842
Cash and cash equivalents, end of the period	$1,375,807	$1,363,276	$1,375,807	$1,363,276

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,			Six Months Ended September 30,
NET SALES	2025	2024	Change	2025	2024	Change

Net sales by product category:
Gaming (1)	$323,305	$300,470	8%	$639,180	$609,945	5%
Keyboards & Combos	235,870	209,936	12	458,362	425,269	8
Pointing Devices	221,094	195,936	13	416,874	385,882	8
Video Collaboration	167,677	159,660	5	334,393	306,702	9
Webcams	83,301	80,249	4	167,676	153,153	9
Tablet Accessories	85,061	85,614	(1)	176,288	164,153	7
Headsets	43,498	46,916	(7)	89,020	91,152	(2)
Other (2)	26,250	37,253	(30)	51,966	67,995	(24)
Total Net Sales	$1,186,056	$1,116,034	6%	$2,333,759	$2,204,251	6%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2025	2024	2025	2024

Gross profit - GAAP	$514,456	$486,091	$993,418	$952,349
Share-based compensation expense	3,359	3,902	5,739	6,500
Amortization of intangible assets	2,182	2,452	4,331	4,894
Gross profit - Non-GAAP	$519,997	$492,445	$1,003,488	$963,743

Gross margin - GAAP	43.4%	43.6%	42.6%	43.2%
Gross margin - Non-GAAP	43.8%	44.1%	43.0%	43.7%

Operating expenses - GAAP	$323,165	$325,195	$640,033	$637,954
Less: Share-based compensation expense	26,953	22,567	57,401	43,374
Less: Amortization of intangible assets and acquisition-related costs	1,818	2,725	4,464	5,428
Less: Restructuring charges, net	4,442	229	6,484	615
Operating expenses - Non-GAAP	$289,952	$299,674	$571,684	$588,537

% of net sales - GAAP	27.2%	29.1%	27.4%	28.9%
% of net sales - Non-GAAP	24.4%	26.9%	24.5%	26.7%

Operating income - GAAP	$191,291	$160,896	$353,385	$314,395
Share-based compensation expense	30,312	26,469	63,140	49,874
Amortization of intangible assets and acquisition-related costs	4,000	5,177	8,795	10,322
Restructuring charges, net	4,442	229	6,484	615
Operating income - Non-GAAP	$230,045	$192,771	$431,804	$375,206

% of net sales - GAAP	16.1%	14.4%	15.1%	14.3%
% of net sales - Non-GAAP	19.4%	17.3%	18.5%	17.0%

Net income - GAAP	$170,670	$145,483	$316,685	$287,316
Share-based compensation expense	30,312	26,469	63,140	49,874
Amortization of intangible assets and acquisition-related costs	4,000	5,177	8,795	10,322
Restructuring charges, net	4,442	229	6,484	615
Loss on investments	104	413	497	1,599
Non-GAAP income tax adjustment	6,047	6,315	8,142	8,985
Net income - Non-GAAP	$215,575	$184,086	$403,743	$358,711

Net income per share:
Diluted - GAAP	$1.15	$0.95	$2.13	$1.86
Diluted - Non-GAAP	$1.45	$1.20	$2.71	$2.32

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	148,422	153,672	148,731	154,320

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
SHARE-BASED COMPENSATION EXPENSE	2025	2024	2025	2024

Share-based Compensation Expense
Cost of goods sold	$3,359	$3,902	$5,739	$6,500
Marketing and selling	12,141	10,469	26,071	22,320
Research and development	5,666	5,067	12,017	10,806
General and administrative	9,146	7,031	19,313	10,248
Total share-based compensation expense	30,312	26,469	63,140	49,874
Income tax benefit	(6,015)	(4,776)	(10,921)	(12,378)
Total share-based compensation expense, net of income tax benefit	$24,297	$21,693	$52,219	$37,496

*Note: These preliminary results for the three and six months ended September 30, 2025 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enable investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2025 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.